Exhibit 99.1
Vontier Announces New Reporting Segment Structure

RALEIGH, North Carolina, March 20, 2023 -- Vontier Corporation (NYSE: VNT), a leading global provider of critical technologies and solutions to connect, manage and scale the mobility ecosystem, today announced a new segment reporting structure to align with its strategy, better reflect the diverse end markets it serves and provide greater transparency into its businesses. Starting with its first quarter 2023 earnings announcement, the company will report its financial results based on the following business segments:

Mobility Technologies provides digitally enabled equipment and solutions to support efficient operations across the mobility ecosystem. Offerings include point-of-sale and payment systems, IoT-based fleet telematics and workflow automation solutions, data analytics, operating software for electric vehicle charging networks, and integrated solutions for alternative fuel dispensing. Mobility Technologies consists of Vontier’s Retail Solutions, DRB, Teletrac Navman, ANGI, and Driivz businesses.

Repair Solutions comprises the Matco business, a leading manufacturer and distributor of aftermarket vehicle repair tools, toolboxes, automotive diagnostic equipment and software through a robust network of mobile franchisees.

Environmental & Fueling Solutions provides best-in-class environmental, fueling hardware and software, and aftermarket solutions for global fueling infrastructure and comprises the Gilbarco Veeder-Root business.

Other consists of the company’s Global Traffic Technologies and Coats (Hennessy) businesses, which are reported as assets held for sale, as previously communicated.

"As Vontier continues its transformation journey as a leader in the mobility ecosystem, we are excited to unveil our new reporting structure, which aligns with our strategic vision for the company and effectively positions our brands and product capabilities to deliver enhanced profitable growth and shareholder value. Our leadership team is empowered to craft and execute targeted strategies to capture expanding market potential and propel our business forward, delivering even stronger results for our stakeholders," stated Mark D. Morelli, President and CEO. "Our expertise and capabilities across these segments, coupled with our unwavering commitment to innovation and customer-centric solutions, uniquely positions us to lead the mobility industry evolution and drive transformative change."

Additional detail to be provided at Vontier’s Investor Day on March 23, 2023.

Quarterly and annual sales by segment for the year ended December 31, 2022 was as follows:

	Three Months Ended				Year Ended December 31, 2022
$ in millions	April 1, 2022	July 1, 2022	September 30, 2022	December 31, 2022
Mobility Technologies	$203.0	$208.8	$228.0	$259.5	$899.3
Repair Solutions	164.4	149.7	152.7	144.7	611.5
Environmental & Fueling Solutions	332.8	377.1	369.0	423.2	1,502.1
Other	47.9	40.8	38.3	44.5	171.5
Total Sales	$748.1	$776.4	$788.0	$871.9	$3,184.4
Quarterly and annual operating profit, operating profit margin, segment operating profit, segment operating profit margin, adjusted operating profit and adjusted operating profit margin for the year ended December 31, 2022 were as follows:

	Three Months Ended								Year Ended December 31, 2022
$ in millions	April 1, 2022	Margin	July 1, 2022	Margin	September 30, 2022	Margin	December 31, 2022	Margin		Margin
Operating Profit (GAAP)	$134.8	18.0%	$136.5	17.6%	$150.2	19.1%	$156.4	17.9%	$577.9	18.1%

Mobility Technologies	43.0	21.2	43.1	20.6	55.4	24.3	49.9	19.2	191.4	21.3
Repair Solutions	47.0	28.6	41.6	27.8	48.6	31.8	32.5	22.5	169.7	27.8
Environmental & Fueling Solutions	80.1	24.1	98.0	26.0	103.7	28.1	120.8	28.5	402.6	26.8
Other	5.1	10.6	3.2	7.8	1.5	3.9	9.4	21.1	19.2	11.2
Segment Operating Profit (Non-GAAP)	175.2	23.4	185.9	23.9	209.2	26.5	212.6	24.4	782.9	24.6
Corporate & Other Unallocated Costs	(11.8)	(1.6)	(18.9)	(2.4)	(13.4)	(1.7)	(22.6)	(2.6)	(66.7)	(2.1)
Adjusted Operating Profit (Non-GAAP)	$163.4	21.8%	$167.0	21.5%	$195.8	24.8%	$190.0	21.8%	$716.2	22.5%

ABOUT VONTIER
Vontier is a global industrial technology company at the forefront of solving next-gen mobility challenges. Guided by the Vontier Business System and an unwavering commitment to our customers, Vontier delivers smart, sustainable solutions for the road ahead. To learn more, visit www.vontier.com.

VONTIER CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted operating profit,” “adjusting operating profit margin,” “segment operating profit,” and “segment operating profit margin,” which are non-GAAP financial measures. We present these measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these measures are helpful in highlighting trends in our operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and allocation and investments. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.

Adjusted operating profit refers to operating profit calculated in accordance with GAAP, but excluding amortization of acquisition-related intangible assets, restructuring costs and other termination costs and severance benefits ("Restructuring costs"), transaction- and deal-related costs, amortization of acquisition-related inventory fair value step-up, other charges which represent charges incurred that are not part of our core operating results ("Other charges"), the impact of certain divested businesses, or product lines or businesses to be abandoned but not considered discontinued operations (“Divestiture related adjustments”), loss on sale of property, asset impairments, one-time costs related to the separation and normalization and other adjustments which represent adjustments for standalone public company costs. Adjusted operating profit margin refers to adjusted operating profit divided by GAAP sales.

Segment operating profit is used by Vontier’s management in determining how to allocate resources and assess performance. Segment operating profit represents total segment sales less operating costs attributable to the segment, which does not include unallocated corporate costs and other operating costs not allocated to the reportable segments as part of management’s assessment of reportable segment operating performance, including stock-based compensation expense, amortization of intangible assets and other costs shown in the reconciliation to GAAP operating profit below. As part of management’s assessment of the Repair Solutions segment, a capital charge based on the segment’s financing receivables portfolio is allocated from Corporate. Segment operating profit margin refers to segment operating profit divided by GAAP sales.

Reconciliation of Operating Profit to Adjusted Operating Profit and Segment Operating Profit

	Three Months Ended				Year Ended December 31, 2022
$ in millions	April 1, 2022	July 1, 2022	September 30, 2022	December 31, 2022
Operating Profit (GAAP)	$134.8	$136.5	$150.2	$156.4	$577.9
Amortization of acquisition-related intangible assets	18.5	19.6	18.9	21.0	78.0
Restructuring costs	0.6	4.8	2.5	3.6	11.5
Transaction- and deal-related costs	7.1	3.3	19.0	3.9	33.3
One-time costs related to separation	1.6	1.6	0.8	1.3	5.3
Asset impairment	—	—	2.1	1.5	3.6
Divestiture related adjustments	(0.2)	0.4	2.1	0.4	2.7
Amortization of acquisition-related inventory fair value step-up	—	—	—	1.1	1.1
Loss on sale of property	—	—	—	0.8	0.8
Other charges	1.3	0.8	0.1	—	2.2
Normalization and other adjustments	(0.3)	—	0.1	—	(0.2)
Adjusted Operating Profit (Non-GAAP)	163.4	167.0	195.8	190.0	716.2
Corporate & Other Unallocated Costs	11.8	18.9	13.4	22.6	66.7
Segment Operating Profit (Non-GAAP)	$175.2	$185.9	$209.2	$212.6	$782.9

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the effect of the COVID-19 pandemic on our global operations, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Ryan Edelman
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 238-1929